SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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REDWOOD TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RWT
REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders

of Redwood Trust, Inc.

      You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation (Redwood or the Company), to be held on Thursday, May 6, 2004, at 11:00 a.m., PDT, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California, for the following purposes:

1.	To elect three Class I directors to serve until the Company’s Annual Meeting of Stockholders to be held in 2007 and until such directors’ successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004;

3.	To approve an amendment to the 2002 Redwood Trust, Inc. Incentive Stock Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

      A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. The Board of Directors has fixed the close of business on March 31, 2004, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments postponements thereof.

      Management desires to have a maximum representation of stockholders at the Annual Meeting. The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute, and promptly mail the enclosed proxy in the accompanying postage-paid envelope or vote by telephone or via the Internet as instructed on the proxy. A proxy may be revoked by a stockholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors

HAROLD F. ZAGUNIS
Secretary

Mill Valley, California

April 5, 2004

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
YOUR PROXY IN THE ENCLOSED ENVELOPE OR VOTE BY
TELEPHONE OR VIA THE INTERNET AS INSTRUCTED ON
THE PROXY.

		Page

GENERAL INFORMATION		1
	Solicitation of Proxies	1
	Voting Rights	1
	Voting of Proxies	2
	Revocability of Proxy	2
	Annual Report	2

ITEM 1	— ELECTION OF DIRECTORS	2
	Class I Nominees to Board of Directors	3
	Current Directors — Terms Expiring After 2004	3
	Information Concerning the Board of Directors	4
	Director Compensation	5
	Stockholder — Director Communications	6
	The Company’s process for identifying and evaluating candidates, including procedures to be followed by security holders in submitting new director candidates	6
	Compensation Committee Interlocks and Insider Participation	7
	Section 16(a) Beneficial Ownership Reporting Compliance	7
	Changes to and Waivers from the Company’s Code of Ethics	7
MANAGEMENT OF THE COMPANY		8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		9
EXECUTIVE COMPENSATION		10
	Employment Agreements	11
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		12
AUDIT COMMITTEE REPORT		12
COMPENSATION COMMITTEE REPORT		14
PERFORMANCE GRAPH		16

ITEM 2	— RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	16
	Audit and Non-Audit Fees	17
	Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	17

ITEM 3	— APPROVAL OF AMENDMENT TO COMPANY’S INCENTIVE STOCK PLAN	17

ITEM 4	— OTHER BUSINESS	21
STOCKHOLDER PROPOSALS — 2005 ANNUAL MEETING		21
APPENDIX A — AUDIT COMMITTEE CHARTER		A-1
APPENDIX B — COMPENSATION COMMITTEE CHARTER		B-1
APPENDIX C — GOVERNANCE AND NOMINATING COMMITTEE CHARTER		C-1

RWT

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2004

To Our Stockholders:

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Company), for use at the Annual Meeting of Stockholders of the Company (Annual Meeting) to be held on Thursday, May 6, 2004 at 11:00 a.m., Pacific Daylight Time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California, and any adjournments or postponements thereof. This Proxy Statement, the accompanying proxy and the Notice of Annual Meeting are being provided to stockholders beginning on or about April 5, 2004.

GENERAL INFORMATION

Solicitation of Proxies

      The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission, and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this Proxy Statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

Voting Rights

      Holders of shares of the Company’s common stock (Common Stock) at the close of business on March 31, 2004, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 19,820,436 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders representing a majority of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Meeting is required for election as a director, and (ii) for each other matter, the affirmative vote of a majority of the votes cast with respect to such matter is required. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares not voted, and therefore will have no legal effect on the outcome of matters presented at the Annual Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

Voting of Proxies

      Shares of the Common Stock represented by all properly executed (or otherwise designated) proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this Proxy Statement as directors, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors, and FOR the amendment to the 2002 Redwood Trust, Inc. Incentive Stock Plan.

      Management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein. To date, no stockholders’ proposals have been received by the Company. However, if any other matters of which management and Board of Directors of the Company are not now aware are presented properly to the stockholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

      The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy, or by attending the Annual Meeting and voting in person.

Annual Report

      The 2003 Annual Report, including financial statements for the year ended December 31, 2003, which is being mailed to stockholders together with the Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

      The 2003 Annual Report includes the annual report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission (SEC). Any exhibits listed in the Form 10-K will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company’s Secretary at the Company’s executive office set forth in this Proxy Statement.

ITEM 1 — ELECTION OF DIRECTORS

      The Company’s Charter and Bylaws provide for a classified Board of Directors comprised of Classes I, II and III. Class I directors are scheduled to be elected at the 2004 Annual Meeting to serve for a three-year term and until their successors are elected and duly qualified. The Company’s Bylaws further provide that, except in the case of a vacancy, a majority of the members of the Board of Directors and of any committee of the Board of Directors will be at all times directors who are not employed by the Company (Independent Directors). The nominees for three Class I directors of the Board of Directors are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for director listed below unless otherwise specified by the stockholder. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. The nominees listed below already are serving as directors of the Company.

      The election to the Board of Directors of each of the nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

      The Board of Directors unanimously recommends that stockholders vote FOR the nominees identified below.

Class I Nominees to Board of Directors

Name	Position With The Company

Richard D. Baum	Director
Mariann Byerwalter	Director
David L. Tyler	Director

      Certain biographical information regarding each nominee is set forth below along with biographical information for other directors.

      Richard D. Baum, age 57, has been a director of the Company since 2001. Mr. Baum has been the Chief Deputy Insurance Commissioner for the State of California since 2003. Previously, Mr. Baum served from 1996 to 2003 as the President of Care West Insurance Company, a worker’s compensation company, and prior to that as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses including real estate development and property management. Mr. Baum holds a B.A. degree from Stanford University, an M.A. degree from the State University of New York, and a J.D. from George Washington University, National Law Center, Washington, D.C.

      Mariann Byerwalter, age 43, has been a director of the Company since 1998. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC (a privately held advisory services firm). Previously, Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001, and was a partner and co-founder of America First Financial Corporation. Ms. Byerwalter was also the Chief Operating Officer, Chief Financial Officer, and Director of America First Eureka Holdings, a publicly traded institution and the holding company for EurekaBank. She serves as a director of The PMI Group, Inc., SRI International, the America First Companies in Omaha, the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics. She also currently serves on the Board of Trustees of Stanford University and as a Trustee of SchwabFunds. Ms. Byerwalter holds a B.A. degree from Stanford University and an M.B.A. from Harvard Business School.

      David L. Tyler, age 66, has been a director of the Company since 2001. Mr. Tyler has recently retired as the Executive Vice President, Director, and Chief Financial Officer of Interland Corporation, a private owner and developer of commercial centers and apartment communities. Interland owns and operates in excess of 5,000 multifamily units and over 2 million square feet of office space. Prior to his employment at Interland beginning in 1972, Mr. Tyler served as Controller at Kaiser Resources (1968-1971) and with the accounting firm Touche Ross (1963-1968). Mr. Tyler holds a B.A degree from the University of California, Riverside and an M.B.A from the Graduate School of Business, University of California, Berkeley.

Current Directors — Terms Expiring After 2004

      Thomas C. Brown, age 55, has been a director of the Company since 1998. Mr. Brown is currently the CEO and principal shareholder of Urban Bay Properties, Inc. Mr. Brown has previously held CEO and senior officer positions with PMI Mortgage Insurance, Centerbank, Merrill Lynch, and Rates Financial Newtorks. Mr. Brown’s experience encompasses over 25 years in mortgage finance, real estate, banking, and investment banking. Mr. Brown holds a B.S. degree from Boston University and an M.B.A. from the University of Buffalo. Mr. Brown is a Class III director whose term expires in 2006.

      George E. Bull, age 55, is a founder of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since 1994. From 1983 through 1997, Mr. Bull was the President of George E. Bull III Capital Management, Inc. (GB Capital). GB Capital ceased operating as a business in 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Bull holds a B.A. degree in Economics from University of California at Davis. Mr. Bull is a Class III director whose term expires in 2006.

      Douglas B. Hansen, age 46, is a founder of the Company and has served as President and director since 1994. From 1990 through 1997, Mr. Hansen was a Principal with GB Capital. GB Capital ceased operating as a business in 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen holds a B.A. degree in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Hansen is a Class II director whose term expires in 2005.

      Greg H. Kubicek, age 47, became a director of Redwood Trust in 2002. Mr. Kubicek is President of The Holt Company, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College. Mr. Kubicek is a Class II director whose term expires in 2005.

      Charles J. Toeniskoetter, age 59, has been a director of the Company since 1994. Mr. Toeniskoetter is the Chairman and Chief Executive Officer of Toeniskoetter & Breeding, Inc. Development, a company which has developed, owns, and manages over $250 million of commercial and industrial real estate properties. He is also the Chairman and Chief Executive Officer of Toeniskoetter & Breeding, Inc. Construction, a commercial and industrial construction company that has completed over $700 million of construction contracts since its founding. Mr. Toeniskoetter serves on the Board of the SJW Corp and also serves on the Board of the Heritage Commerce Corp as well as a number of non-profit foundations and other community organizations. Mr. Toeniskoetter holds a B.S. degree in Mechanical Engineering from Notre Dame and an M.B.A. from Stanford University Graduate School of Business. Mr. Toeniskoetter is a Class II director whose term expires in 2005.

Information Concerning the Board of Directors

      The Board has eight directors and the following three committees: (1) Audit, (2) Compensation, and (3) Governance and Nominating. The membership during the 2003 fiscal year and the function of each committee are described below. All committees of the Board are comprised of members that are independent as defined by the New York Stock Exchange (NYSE). The Audit Committee met seven times in 2003 in order to carry out its responsibilities as discussed below in the Audit Committee Report. The Compensation Committee met four times in 2003 in order to carry out its responsibilities as discussed below in the Compensation Committee Report. The Governance and Nominating Committee met four times in 2003. The charters of all committees are attached to this proxy statement as appendices and are available on the Company’s website at www.redwoodtrust.com and in print at the request of any stockholder. The Company has no other standing committees of the Board of Directors.

      The Board of Directors held five regular meetings in 2003. The Independent Directors met in executive session five times in 2003. The chairman of the Governance and Nominating Committee presides at executive sessions (Presiding Director). No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all attended last year’s annual meeting of stockholders.

Committee

Governance and
Name of Director	Audit		Compensation		Nominating

Independent Directors**:
Richard D. Baum			x		x *
Thomas C. Brown	x		x
Mariann Byerwalter			x	*
Greg H. Kubicek	x				x
Charles J. Toeniskoetter	x				x
David L. Tyler	x	*	x
Employee Directors:
George E. Bull
Douglas B. Hansen

*	Indicates Chairperson of Committee

**	As required under Section 303A of the NYSE Listed Company Manual, the Board has affirmatively determined that none of these directors has a material relationship with the Company and that each qualifies as “independent” under Section 303A. In making its determination, the Board adopted and applied the following categorical standard for independence, in addition to the bright line criteria mandated by the NYSE:

No director or a member of the immediate family of a director has received payments other than direct compensation (which is limited by the bright line criteria) from, or made payments to, the Company in an amount which exceeds $1 million in any single fiscal year of the last three fiscal years.

In addition, the Board has determined that Mr. Tyler is an “audit committee financial expert” as defined under current SEC rules. The Board will continue to monitor the independence of its non-management directors and may adopt additional categorical standards in the future.

Director Compensation

      The following table provides information on Redwood Trust’s Independent Director compensation. Directors who are employed by Redwood Trust do not receive any compensation for their Board activities.

2003 Director Compensation Table

Annual Retainer	$20,000
Board Meeting Fee (In person attendance)	$1,000
Board Meeting Fee (Telephonic attendance)	$500
Committee Meeting Fee (In person attendance)	$750
Committee Meeting Fee (Telephonic attendance)	$500

      Independent Directors have also been granted options to purchase shares of the Company’s Common Stock, which include dividend equivalent rights (DERs), at the fair market value on the date of grant each year, which is the day after the Annual Meeting of Stockholders. Independent Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings. The Chairperson of the Audit Committee receives $1,500 per committee meeting attended in person and $1,000 if attended telephonically. The Chairpersons of the Compensation Committee and the Governance and Nominating

Committee each receive $1,125 per committee meeting attended in person and $750 if attended telephonically.

Stockholders — Directors Communications

      Interested individuals may communicate with the Board by submitting an e-mail to Redwood’s Board at boardofdirectors@redwoodtrust.com. The Presiding Director has access to this e-mail address and will provide access to the other Directors as appropriate. Communications that are intended specifically for non-management directors should be addressed to the Presiding Director.

The Company’s process for identifying and evaluating candidates, including procedures to be followed by security holders in submitting new director candidates

Director Qualifications

      Redwood’s Corporate Governance Standards (“Standards”) contain Board membership criteria that apply to nominees for a position on Redwood’s Board. The Standards will be available on Redwood’s website at www.redwoodtrust.com after the Stockholders’ meeting on May 6, 2003. These Standards require that each member of the Board must exhibit high standards of integrity, commitment, and independence of thought and judgment and must be committed to promoting the best interests of Redwood. In addition, each Director must devote the time and effort necessary to be a responsible and productive member of the Board. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings. The members of the Board should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of Redwood’s business and affairs and sufficient to provide sound and prudent guidance with respect to Redwood’s operations and interests.

Identifying and Evaluating Nominees for Directors

      The Board nominates Director candidates for election by stockholders at the annual meeting and elects new Directors to fill vacancies on the Board between annual stockholder meetings. The Board has delegated the selection and initial evaluation of potential Director nominees to the Governance and Nominating Committee with direct input from the Office of the President. The Governance and Nominating Committee makes the final recommendation of candidates to the Board for nomination. The Board, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent Director.

Stockholders’ nominees

      The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria set forth in the Corporate Governance Standards under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be the addressed to the Secretary at the Company’s principal executive offices at:

Redwood Trust

Harold F. Zagunis
Secretary
One Belvedere Place, Suite 300
Mill Valley, CA 94941

      In addition, the bylaws of Redwood permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a stockholder proposal for director nominee, the stockholder must give timely notice to the Secretary of Redwood in accordance with the bylaws of Redwood, which, in general, require that the notice be received by the Secretary of Redwood:

•	Not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, and

•	Not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting.

      If the date of the stockholders meeting is moved more than 30 days before or 60 days after the anniversary of Redwood’s annual meeting for the prior year, then notice of a stockholder proposal must be received no earlier than the close of business 90 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	the 60th day prior to the meeting; and

•	the 10th day after public announcement of the meeting date.

Copy of Bylaw Provisions

      You may contact Redwood’s Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Redwood’s bylaws also are available on Redwood’s website at www.redwoodtrust.com.

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee is comprised of Ms. Byerwalter, Mr. Baum, Mr. Brown, and Mr. Tyler. The Compensation Committee establishes the compensation of the executive officers of the Company named in the Summary Compensation Table (Named Executive Officers) and also administers the Company’s executive compensation plans. None of the Compensation Committee members or the Named Executive Officers has any relationships with the Company, its affiliates, or any other entities that must be disclosed under this caption.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and holders of more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors, and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of such forms that it received, and written representations from reporting persons that no additional Form 5s were required for such persons, the Company believes that, during fiscal year 2003, all Section 16(a) filing requirements were satisfied on a timely basis.

Changes to and Waivers from the Company’s Code of Ethics

      The Company has adopted a Code of Business Conduct and Ethics that applies to its principal executive, financial, and accounting officers, or persons performing similar functions (the “Specified Officers”), its directors and its employees (the “Code of Ethics”). The Company’s Code of Ethics is made available on its website at www.redwoodtrust.com, as well as in print at the written request of any shareholder addressed to the Company’s principal executive offices.

      The Company intends to post on its website, within five (5) business days of its occurrence, any future change to the provisions of its Code of Ethics applying to the Specified Officers as well as any waiver from a provision of such Code of Ethics granted to any of the Specified Officers, provided that such changes or waivers are related to the elements listed in Item 406(b) of Regulation SK (the “Specified Elements”).

      Any change to and waiver from the Code of Ethics, other than amendments and waivers related to the Specified Officers and the Specified Elements, shall be promptly disclosed to shareholders and posted on the Company’s Website.

MANAGEMENT OF THE COMPANY

      The Named Executive Officers of the Company and their positions are as follows:

Name	Position With The Company	Age

George E. Bull	Chairman of the Board and Chief Executive Officer	55
Douglas B. Hansen	President and Director	46
Brett D. Nicholas	Vice President	35
Loren Picard	Vice President	43
Andrew I. Sirkis	Vice President	42
Harold F. Zagunis	Vice President, Chief Financial Officer, Treasurer,
	and Secretary	46

      The executive officers serve at the discretion of the Company’s Board of Directors. Biographical information regarding Mr. Bull and Mr. Hansen is provided in the preceding pages. Biographical information regarding Mr. Nicholas, Mr. Picard, Mr. Sirkis, and Mr. Zagunis is set forth below.

      Brett D. Nicholas, age 35, has served as Vice President of the Company since 1996. Prior to joining the Company, he was Vice President of Secondary Marketing at California Federal Bank, FSB from 1994 to 1995. Prior to his service at California Federal Bank, he was Vice President of Secondary Marketing at Union Security Mortgage, a wholly owned subsidiary of Union Federal Savings Bank of Evansville, Indiana. Mr. Nicholas holds a B.A. degree in Economics from the University of Colorado at Boulder.

      Loren Picard, age 43, has served as Vice President of Redwood Trust since 1998. Prior to joining Redwood, Mr. Picard was Vice President of Income Property Lending at First Union/ The Money Store. Previously, Mr. Picard worked in mortgage originations and secondary marketing, banking and the securities industries. Mr. Picard has a BS degree in Business Administration from Pepperdine University.

      Andrew I. Sirkis, age 42, has served as Vice President of the Company since 1997. Prior to joining the Company, he was Senior Vice President of Capital Markets at Saxon Mortgage Corporation, and worked for Saxon’s parent corporation, Resource Mortgage Capital. Prior to his service at Saxon Mortgage, Mr. Sirkis served as Vice President of Secondary Marketing at GMAC Mortgage Corporation. Mr. Sirkis holds a B.B.A. degree in Accounting from Temple University and an M.B.A. degree in Finance from Tulane University.

      Harold F. Zagunis, age 46, has served as a Vice President since 1995 and as Chief Financial Officer, Treasurer, and Secretary since 1999. Prior to joining the Company, from 1986 to 1995, Mr. Zagunis was Vice President of Finance for Landmark Land Company, Inc., a publicly traded company owning savings and loan and real estate development interests. Mr. Zagunis holds B.A. degrees in Mathematics and Economics from Willamette University and an M.B.A. degree from Stanford University Graduate School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of Common Stock of the Company as of March 1, 2004, by each person who is known to the Company to own beneficially more than 5% of the Company’s Common Stock, by each director, by each of the Named Executive Officers, and by all directors and Executive Officers as a group:

	Number of Shares	Approximate
Name	Beneficially Owned	% Owned

Wallace R. Weitz & Company(1)	3,007,750	15.5%
George E. Bull(2)	756,870	3.8%
Douglas B. Hansen(3)	675,739	3.4%
Richard D. Baum(4)	12,125	*
Thomas C. Brown(5)	13,925	*
Mariann Byerwalter(6)	13,925	*
Greg H. Kubicek(7)	13,354	*
Charles J. Toeniskoetter(8)	23,873	0.1%
David L. Tyler(9)	31,613	0.2%
Brett D. Nicholas(10)	66,227	0.3%
Andrew I. Sirkis(11)	51,860	0.3%
Harold F. Zagunis(12)	43,601	0.2%
All Directors and Executive Officers as a group (12 persons)	1,711,412	8.2%

*	Less than one-tenth of one percent

(1)	Address: 1125 South 103rd Street, Suite 600, Omaha, Nebraska 68124. Includes 954,036 shares of Common Stock subject to a Voting Agreement pursuant to which Wallace R. Weitz & Company (Weitz) has transferred its voting rights with respect to such shares to Messrs. Bull and Hansen. The Voting Agreement covers up to 2,000,000 common shares and will continue in effect for so long as Weitz or its affiliates hold any capital stock of the Company and either Mr. Bull or Mr. Hansen continues to be employed by or remains on the Board of Directors of the Company. Under the Voting Agreement, Messrs. Bull and Hansen agree to vote the shares subject to the agreement on each matter to be voted upon in the same proportion as the votes cast on such matter by all stockholders other than Weitz and its affiliates.

(2)	Includes 131,334 shares held of record by the Bull Trust, 23,888 shares held in an IRA, and 600 shares held of record by Mr. Bull’s spouse. Also includes 589,607 shares issuable upon the exercise of stock options exercisable within 60 days, 3,500 shares of restricted stock, and 7,941 shares of stock units in the Company’s Executive Deferred Compensation Plan.

(3)	Includes 530,512 shares issuable upon the exercise of stock options exercisable within 60 days, 3,500 shares of restricted stock, and 7,941 shares of stock units in the Company’s Executive Deferred Compensation Plan.

(4)	Includes 1,750 shares held in an IRA. Also includes 10,375 shares issuable upon the exercise of stock options exercisable within 60 days.

(5)	Includes 13,925 shares issuable upon the exercise of stock options exercisable within 60 days.

(6)	Includes 13,925 shares issuable upon the exercise of stock options exercisable within 60 days.

(7)	Includes 5,541 shares held in GK Holt Company Inc. Money Purchase Pension & Profit Sharing Plan & Trust, 646 shares held in an IRA, 500 shares held in a living trust, and 1,000 shares held of record by Mr. Kubicek’s children. Also includes 4,167 shares issuable upon the exercise of stock options exercisable within 60 days.

(8)	Includes 500 shares on which Mr. Toeniskoetter has voting and investment power in the TBI Construction Profit Sharing Trust. Also includes 20,784 shares issuable upon the exercise of stock options exercisable within 60 days.

(9)	Includes 200 shares held of record by Mr. Tyler’s spouse. Also includes 10,375 shares issuable upon the exercise of stock options exercisable within 60 days.

(10)	Includes 61,227 shares issuable upon the exercise of stock options exercisable within 60 days, and 2,592 shares of stock units in the Company’s Executive Deferred Compensation Plan.

(11)	Includes 48,089 shares issuable upon the exercise of stock options exercisable within 60 days and 2,474 shares of stock units in the Company’s Executive Deferred Compensation Plan.

(12)	Includes 1,000 shares held in an IRA. Also includes 36,359 shares issuable upon the exercise of stock options exercisable within 60 days and 2,592 shares of stock units in the Company’s Executive Deferred Compensation Plan.

EXECUTIVE COMPENSATION

      The table below sets forth information concerning compensation earned in the years ended December 31, 2003, 2002, and 2001 by the Company’s Chief Executive Officer and its four other executive officers during those years.

Summary Compensation Table

							Other
		Annual Compensation		Long-Term Compensation Awards			Compensation

					Dividend	Securities
			Bonus	Stock	Equivalent	Underlying
Name and Principal Position	Year	Salary($)	($)(1)	Awards($)(2)	Rights(#)(3)	Options(#)	Other($)(4)

George E. Bull	2003	$410,000	$940,950	$0	13,002	60,000	$179,775
Chairman of the Board and	2002	390,000	558,552	240,366	7,806	63,000	14,378
Chief Executive Officer	2001	375,000	540,017	0	7,057	45,000	5,250
Douglas B. Hansen	2003	$410,000	$940,950	$0	7,864	60,000	$59,041
President and Director	2002	390,000	558,552	240,366	7,806	63,000	5,944
	2001	375,000	540,017	0	7,057	45,000	5,250
Brett D. Nicholas	2003	$230,000	$488,750	$0	298	25,000	$60,407
Vice President	2002	220,000	182,338	78,467	0	25,000	6,680
	2001	200,000	151,910	0	0	15,000	5,250
Andrew I. Sirkis	2003	$220,000	$292,188	$0	179	15,000	$23,387
Vice President	2002	210,000	174,050	74,900	0	15,000	5,500
	2001	200,000	151,910	0	0	5,000	5,250
Harold F. Zagunis	2003	$230,000	$305,469	$0	1,775	15,000	$27,927
Vice President, Chief	2002	220,000	182,338	78,467	3,104	15,000	5,847
Financial Officer, Treasurer, and	2001	200,000	151,910	0	2,806	10,000	5,250
Secretary

(1)	Amounts stated include bonus amounts accrued during the fiscal year and paid in cash within 2 1/2 months of year-end.

(2)	Represents the value of deferred stock awards invested in each employee’s Deferred Compensation Plan account at the time of the award.

(3)	Represents the number of shares of stock, which are accrued stock DERs and are issuable to holders upon the exercise of the related stock options.

(4)	This column includes Company contributions to the Company’s Profit Sharing Plans. It also includes amounts accrued in an officer’s deferred compensation account that represents above-market rate amounts earned on deferred compensation. The rate of accrual is set forth in the Deferred Compensation Plan and is based on a calculation of the marginal rate of return on the Company’s portfolio during the year. The column does not include cash DERs paid on unexercised stock options or gains from stock option exercises.

     The following table sets forth, for each of the Named Executive Officers, certain information concerning stock options granted during the 2003 fiscal year:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total Options			of Stock Price Appreciation
	Securities	Granted to	Exercise or		For Option Term
	Underlying Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

George E. Bull	60,000	25.1%	$52.46	12/10/13	$1,979,509	$5,016,464
Douglas B. Hansen	60,000	25.1%	$52.46	12/10/13	$1,979,509	$5,016,464
Brett D. Nicholas	25,000	10.5%	$52.46	12/10/13	$824,795	$2,090,193
Andrew I. Sirkis	15,000	6.3%	$52.46	12/10/13	$494,877	$1,254,116
Harold F. Zagunis	15,000	6.3%	$52.46	12/10/13	$494,877	$1,254,116

      The following table sets forth, for the Named Executive Officers, certain information regarding the exercise of stock options during the 2003 fiscal year and the value of options held at fiscal year end:

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

			Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options at	in-the-Money Options
	Shares Acquired	Value	Fiscal Year-End(#)	at Fiscal Year-End($)(1)
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

George E. Bull	35,750	$880,344	556,101/191,897	$15,876,254/$3,638,650
Douglas B. Hansen	88,450	$3,154,224	498,905/191,896	$13,520,576/$3,638,608
Brett D. Nicholas	3,000	$57,200	51,541/64,477	$1,463,393/$980,714
Andrew I. Sirkis	8,000	$267,250	42,777/35,312	$1,150,963/$537,549
Harold F. Zagunis	35,006	$1,580,824	30,423/41,674	$788,377/$664,036

(1)	The value of unexercised in-the-money options is based on the market value of the Company’s common stock at December 31, 2003 minus the exercise price of the options.

Employment Agreements

      The Company entered into new employment agreements with Messrs. Bull and Hansen in April 2003. Each agreement provides for a term through December 31, 2005 and is automatically extended for an additional year at the end of each year of the agreements until the individual officer reaches age 65, unless either party provides a prescribed prior written notice to the contrary. Each agreement provides for an annual base salary and for participation in an annual performance incentive plan and in a long-term incentive plan. Each agreement provides for the officer to receive his base salary and annual incentive compensation to the date of termination of the officer’s employment by reason of death, disability or resignation, and to receive base compensation to the date of such termination for “cause” (as defined in the agreement). Each agreement also provides for the officer to receive severance payments in the event that the Company terminates the officer’s employment without “cause” (as defined in the agreement) or the officer resigns for “good reason” (as defined in the agreement), including the occurrence of either such type of termination following a change of control of the Company. The severance payments are paid 50% immediately and 50% in monthly installments over the succeeding twelve months, in an aggregate amount equal to three times the officer’s combined base salary and target annual bonus, each as in effect immediately prior to termination. All outstanding stock options and equity-related awards granted to the officer immediately vest upon either such type of termination. In addition, for stock options granted before December 31, 2003, the officer receives the sum of Dividend Equivalent Rights that would have been payable over the three year period following termination of employment under the provisions of the stock option grant agreement. Dividend Equivalent Right payments related to stock options granted on or after December 31, 2003 shall be treated in the same manner, unless the grant agreements for such stock options provide a different formula for the Dividend Equivalent Right payments. The officers are entitled to an excise tax gross-up if there are excise taxes payable by the officer on the value of severance benefits related to a change of control. All severance benefits under the agreements require the officer to execute a release agreement.

      Each of the agreements with Messrs. Bull and Hansen also contains a non-compete provision prohibiting the officer from competing with the Company for a period of one year after termination of the officer’s employment by the Company without “cause” (as defined in the agreement) or the officer’s resignation for “good reason” (as defined in the agreement). In the event of a “change of control” (as such term is defined in Section 2(f) of the Redwood Trust, Inc. Executive Deferred Compensation Plan) in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute similar options and equity-related awards, the officer’s options and equity-related awards shall immediately vest and become exercisable if the officer’s service with the Company has not terminated prior to the effective date of the change of control; provided, however, that such acceleration of vesting will only occur if the

Company is not the surviving corporation or if shares of the Company’s common stock are converted into or exchanged for other securities or cash.

      The Company has also entered into employment agreements with each of Messrs. Nicholas, Sirkis, and Zagunis. Each agreement will remain in effect until terminated by either party. Each employment agreement provides for an annual base salary and for participation in a discretionary annual performance incentive plan. Each agreement provides for the officer to receive, in the event that the Company terminates his employment without cause, or if he resigns for good reason (as defined in the agreement, including the occurrence of a Change of Control of the Company as defined in the agreement), an amount, payable in three equal monthly installments, equal to the greater of 50% of his then current annual base salary, or 50% of his 1999 annual base salary plus his 1999 incentive bonus). Each agreement contains a non-compete provision prohibiting the officer from competing with the Company for a period of three months following termination of employment. The Company will likely enter into new employment contracts with these individuals effective in 2004 as well as enter into a similar employment contract with Mr. Picard in 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There were no relationships or related transactions between the Company and any affiliate parties that are required to be reported in this Proxy Statement.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports of the Audit Committee and the Compensation Committee and the Performance Graph shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

      During 2003, the Audit Committee of the Company’s Board of Directors reviewed and reassessed its Audit Committee Charter as required. This Charter, which is included as Appendix A, incorporates standards for audit committees set forth by both the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). The Company reviewed its Audit Committee Charter and it was approved as amended by the full Board of Directors at the March 4, 2004 Board meeting. The Audit Committee will continue to review its Charter and request Board approval on an annual basis, and intends to include the most recent Charter as an appendix to all future proxy statements and make it available on the Company’s website.

      The Audit Committee is composed of four directors, each of whom is independent as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission. As presented in greater detail in the Audit Committee Charter, the Audit Committee’s responsibilities generally fall within the following four areas: (i) monitoring the integrity of the Company’s financial statements, (ii) providing an open avenue of communication between the independent auditors and the Board of Directors, including review of the auditors’ independence, scope of audit and related fees, and interim and year-end audited financial statements, (iii) retaining and terminating the independent auditors, and (iv) informing the Board of any legal, regulatory, or compliance issues that may have a material impact on the financial statements.

      The Audit Committee met with both management and the independent auditors to discuss the interim and year-end financial statements and reports prior to their issuance. Such meetings included an overview of the preparation and review of such financial statements and a discussion of any significant accounting issues. Management and the independent auditors advised the Audit Committee that all statements were prepared under generally accepted accounting principles.

      The Audit Committee discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding the auditors’ independence as required by Independence Standards Board Standard No. 1, Independence Discussions with

Audit Committees. Such disclosures and other matters relating to the auditors’ independence were reviewed by the Audit Committee and discussed with the independent auditors. The Audit Committee determined the non-audit services provided by the independent auditors were compatible with maintaining the auditors’ independence. The auditors did not provide any financial information systems design and implementation services.

      The scope of the audit was discussed with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent auditors. The Audit Committee also discussed with management and the independent auditors the adequacy of the Company’s internal controls, policies, systems, and management’s ongoing progress to further strengthen such areas as appropriate.

      Based on its review of the financial statements, and its discussions with management and the independent auditors, the Audit Committee recommended to the full Board of Directors that the Company’s audited financial statements for fiscal year ending December 31, 2003 be included in the Company’s Annual Report and Form 10-K for filing with the SEC.

Audit Committee
Thomas C. Brown
Greg H. Kubicek
Charles J. Toeniskoetter
David L. Tyler

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Company’s Board of Directors (Committee) is comprised exclusively of independent directors as defined by the NYSE. The Committee acts on behalf of the Board of Directors in administering the Company’s executive compensation plans and programs for the Named Executive Officers (NEOs). Frederic W. Cook & Co., a nationally recognized compensation consulting firm, reports directly to the Committee as a third-party advisor. The Committee met four times during 2003, and portions of three meetings were in executive session. The Committee also held periodic briefings with the full Board to discuss its activities, and report on its evaluation of the Company’s two top officers (i.e., the Chairman and Chief Executive Officer, and the President).

      The Committee seeks to: (i) attract and retain highly qualified and productive executives; (ii) motivate executives to enhance the overall performance and profitability of the Company; (iii) reinforce the linkage between the interests of the Company’s stockholders and the executives by encouraging Company ownership and rewarding stockholder value creation; and (iv) ensure that compensation levels are both externally competitive and internally equitable.

      An election was made by the Company during 2003 to account for employee equity compensation under FAS 123. Subsequent to this election, the Committee changed the form of future long-term incentive awards to NEOs and other executives. The form of awards granted in 2003 consists of 10-year stock options with combined Dividend Equivalent Rights (DERs), structured to directly reflect total stockholder return in realized long-term incentive compensation values. DERs are credited on the outstanding options each quarter and converted to deferred shares. These deferred shares are payable when the related options are exercised or upon expiration of the options. In the event that the related options are not exercised, some or all of the deferred shares from the related option DER credits may be forfeited to the extent certain performance measures are not met.

      Total compensation of the Company’s NEOs and other executives is reviewed annually and consists of salaries, performance-based annual incentives, and stock options with DERs (as previously described) granted under the Company’s stockholder-approved Incentive Stock Plan. The Committee’s philosophy is to set salaries in the median market range, allowing for differentiation consistent with the overall responsibilities of the position and the contributions of the individual. Annual incentives are based 75% upon overall Company financial performance and 25% on individual performance. During 2003, as in other recent years, the Company financial measure was adjusted return on equity. Individual performance is determined based on strategic and operating objectives established at the beginning of the year for each executive, as appropriate, and evaluated by the Committee at year-end. Target annual incentive award levels are designed to result in median competitive total cash compensation when added to salaries, and would be earned for full achievement of all goals and objectives. Finally, long-term incentive grant values, in the form of stock options with DERs, are also targeted at median competitive levels, but may be adjusted discretionarily based on the Committee’s assessment of individual contributions, past grant practices, and other relevant considerations.

      During 2003, the Committee’s independent advisors conducted a detailed review of the relevant competitive executive compensation practices. They surveyed a number of financial institutions, financial services companies, REITs, real estate companies, and mortgage companies. Many of the organizations used for competitive executive pay comparisons were the same as those included in the industry peer group in the Performance Graph that appears later. Based upon this review, the Committee concluded that the Company’s executive compensation program reflects high corporate governance standards in its administrative process, is reasonable in relation to other comparable companies, and is appropriate in supporting the Company’s business objectives.

      Mr. Bull (Chairman and Chief Executive Officer) and Mr. Hansen (President) each received a salary of $410,000 in 2003, and are receiving a salary increase of 6% to $435,000 in 2004. The Committee believes that the current salary levels approximate competitive medians for these positions. For performance during 2003, the Committee awarded a cash bonus of $940,950 to each Mr. Bull and Mr. Hansen. These bonus awards exceeded the target or normal bonus amounts that are set to approximate competitive median bonuses, and result in total cash compensation at approximately the 75th percentile of the competitive market, which the

Committee believes is fairly representative of the Company’s performance and their individual contributions. The Committee’s primary considerations when awarding 2003 cash bonuses above the target levels were: (1) record return on equity performance, (2) strong cash flow generation, (3) improved operating efficiencies and capabilities, and (4) satisfactory achievement of other operating objectives. In December 2003, Mr. Bull and Mr. Hansen each were granted 60,000 stock options with accrued DERs struck at the fair market value on the date of grant of $56.46 per share. The Committee believes that the annualized value of these grants is in the median competitive range.

      For the three remaining NEOs, 2003 salaries ranged from $220,000 to $230,000, and will increase to $245,000 in 2004. Above-target annual cash incentives were earned by all three individuals. While the salaries approximate competitive median levels, the resulting total cash compensation is above median because of strong Company and individual performance for the year, which resulted in above-target earned annual cash incentives. These three NEOs also received stock options with combined DERs, reflecting the same long-term grant structure as the two top officers and median competitive annual grant value for comparable positions.

      The Committee is aware of the limitations imposed by Section 162(m) of the Code on the deductibility for tax of certain forms of NEO compensation in excess of $1 million per individual. The Company’s stock option grants generally meet the requirements for full tax deductibility. However, certain other elements of the Company’s compensation plans may not meet the tax law requirements for full tax deductibility because they allow the Committee to exercise discretion in setting compensation. The Committee believes that it is in the Company’s best interest to retain discretion in determining executive compensation, and the Committee reserves the right to implement compensation plans that might not be fully tax deductible. The Committee believes the cost impact of any loss of tax deductibility was immaterial to the Company in 2003.

Compensation Committee
Mariann Byerwalter
Richard D. Baum
Thomas C. Brown
David L. Tyler

PERFORMANCE GRAPH

      The following graph presents a total return comparison of the Company’s Common Stock, over the last five years, to the S&P Composite-500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. (NAREIT) Mortgage REIT Index. The total returns reflect stock price appreciation and the value of dividends for the Company’s Common Stock and for each of the comparative indices. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company’s Common Stock.

Five Year-Total Return Comparison

December 31, 1998 through December 31, 2003

	12/31/98	12/31/98	12/31/00	12/31/01	12/31/02	12/31/03

Redwood Trust, Inc.	100.00	92.27	145.61	221.70	280.46	598.63
S&P Composite-500 Index	100.00	66.78	77.44	137.34	180.02	283.33
NAREIT Mortgage REIT Index	100.00	121.04	110.02	96.95	75.52	97.18

ITEM 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP to audit the Company’s financial statements, and otherwise act as the Company’s independent auditors with respect to the year ending December 31, 2004. The Audit Committee’s selection of PricewaterhouseCoopers LLP for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting. To the Company’s knowledge, neither PricewaterhouseCoopers LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or has had any connection since the inception of the Company in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he of she desires to do so, and will be available to respond to appropriate questions from stockholders.

      The Board of Directors unanimously recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2004.

Audit and Non-Audit Fees

      The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2003 and 2002 are set forth below.

	Fiscal Year	Fiscal Year
	2003	2002

Audit Fees	$284,500	$211,150
Audit-Related Fees	0	0
Tax Fees	37,625	32,035
All Other Fees	231,612	268,268

Total Fees	$553,737	$511,453

      Audit Fees were for the audits of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other assistance required to complete the year-end audits.

      There were no Audit-Related Fees in these fiscal years.

      Tax Fees were for services rendered related to tax compliance and reporting.

      Other Fees include due diligence services for loan file review prior to the acquisition of residential real estate loans ($231,612 in 2003 and $171,768 in 2002) and other services rendered for comfort letters, consents, and other assistance with the Company’s debt and equity offerings ($0 in 2003 and $96,500 in 2002).

      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the auditors, subject to the de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 3 — APPROVAL OF AMENDMENT TO COMPANY’S INCENTIVE STOCK PLAN

      At a meeting on March 4, 2004, the Company’s Board of Directors adopted, subject to approval of the stockholders, an amendment to the 2002 Redwood Trust, Inc. Incentive Stock Plan (Incentive Stock Plan or Plan). The amendment is intended to update the Plan and increase the number of shares available for grants under the Plan. The Board of Directors believes that this amended Incentive Stock Plan will be an important and effective means of attracting, retaining, and motivating qualified personnel for the Company.

General

      The Incentive Stock Plan provides for the grant of qualified incentive stock options (ISOs) which meet the requirements of Section 422 of the Code, stock options not so qualified (NQSOs and, together with ISOs, Options), and stock appreciation rights (collectively, SARs), and deferred stock, restricted stock, and performance share awards (Stock Awards), and dividend equivalent rights (DERs). As of March 31, 2004, there were fifty eight officers, directors and employees eligible to receive grants under the Incentive Stock Plan. The effective date of the amendment to the Incentive Stock Plan will be the date it is approved by stockholders and the Plan will remain in effect unless terminated by the Board.

Purpose

      The Incentive Stock Plan is intended to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to employees, officers, directors, and others whose job performance affects the Company, to encourage proprietary interest in the Company, to encourage such employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company. In particular, the Incentive Stock Plan will enhance the Company’s ability to grant awards structured to qualify as performance-based under the Internal Revenue Code of 1986, as amended (the Code). The Board believes that performance-based compensation is in the best interest of the Company and, in addition, will serve to preserve the deductibility of related compensation under applicable Code rules described under “Federal Tax Consequences” below. The performance measures that may be used in connection with the granting of awards under the Plan will be based on any one or more of the following: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity, and return on investment; cash flow; or economic value added (economic profit). Such criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances.

Administration

      The Incentive Stock Plan is administered by the Compensation Committee of the Board (Compensation Committee or Committee), which is composed of not less than three Board members who must be (i) “independent” as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder. Members of the Compensation Committee are eligible to receive grants under the Plan, as determined by the Board.

      All grants of awards under the Incentive Stock Plan (other than to Committee members) will be made by the Committee and will be subject to the terms and restrictions made by the Committee, subject to the terms of the Plan. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time awards are granted when and in what increments the awards become exercisable or vest. In addition, in the case of Options, the Committee determines whether they are intended to be ISOs or NQSOs.

Eligible Persons

      Officers, directors, and employees of the Company, and other persons expected to provide significant services to the Company, are eligible to participate in the Incentive Stock Plan. ISOs may only be granted to the officers and employees of the Company. Under current law, ISOs may not be granted to any director of the Company who is not also an employee, or to directors, officers, and other employees of entities unrelated to the Company. NQSOs, SARs, Stock Awards and DERs may be granted to the directors, officers, employees, agents and consultants of the Company, or any of its subsidiaries, or any other venture in which it has a significant interest. No grants may be made under the Incentive Stock Plan to any person who, assuming exercise or vesting of all awards held by such person, would own or be deemed to own beneficially more than 9.8% (by number of shares or value) of the outstanding shares of equity stock of the Company.

Shares Subject to the Incentive Stock Plan

      Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the amended Incentive Stock Plan authorizes the grant of awards with respect to a maximum number of shares equal to the sum of: (i) 735,000 shares of common stock; (ii) 148,626 shares of common stock previously authorized for future awards under the Plan which remain available for grants; (iii) any shares of common stock that are represented by awards granted under the Company’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (Prior Plan) which (A) are forfeited, expire or are canceled without delivery of shares of common stock or (B) are settled in cash; and (iv) any shares of common stock that are represented by awards granted under the Prior Plan which are tendered to the Company to satisfy the exercise price of options or the applicable tax withholding obligation.

      Any shares of common stock covered by an award under the Incentive Stock Plan that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan. In addition, shares of common stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.

      If the exercise price of any Option is satisfied by tendering shares of common stock to the Company, only the number of shares issued net of the shares tendered will be deemed granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan.

      The Incentive Stock Plan also provides for sublimits on the number of shares with respect to which awards may be granted for ISOs, Stock Awards, Options, and SARs. In addition, no more than an additional 500,000 shares of common stock may be the subject of awards to any one individual during any calendar-year period if such awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)). Shares related to any grants that are canceled, forfeited, or materially modified, and any shares subject to such awards that are surrendered, do count against these sub-limits for purposes of determining compliance therewith.

      The Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split, or similar transaction, the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards.

Term of Options and SARs

      Options and SARs must terminate no more than 10 years from the date granted. Options and SARs may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals.

Option Exercise

      The exercise price of any Option granted under the Incentive Stock Plan may be made payable in cash, with shares of common stock owned by the optionee or subject to a grant, or by any other method as determined by the Committee. The Company may not make loans available to Option holders to exercise options.

Limited Transferability of Non-Qualified Stock Options

      NQSOs may be granted on terms which permit transfer by the optionee to family members or trusts or partnerships for the exclusive benefit of immediate family members or any other persons or entities as may be approved by the Committee, subject in all cases to the terms of the Plan.

DERs

      The Plan provides for granting of DERs in tandem with the grant of any awards under the Plan. DERs entitle the optionee to receive distributions of cash, stock, or other property, or to accrue rights to future distributions of stock, in amounts linked to dividends. Shares of common stock accrued for the account of the optionee can be made eligible to receive dividends and distributions and can be made payable whether or not the related award is exercised. The right of the holder of a DER to receive any dividend equivalent payment or accrual may be made subject to vesting of the related Options, the satisfaction of specified performance objectives, or other conditions. DERs have been determined by the Compensation Committee to be performance-based compensation because their value and the amount of distributions and accruals thereon depend on the Company’s future performance and dividend paying capability, which is influenced by the optionee.

Amendment and Termination of Incentive Stock Plan

      The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination may be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (2) the consent of the affected participant, if such action would impair the rights of such participant under any outstanding award.

Material Differences from Existing Plan

      The material differences from the existing Plan that are implemented by the amended Plan are as follows:

•	increased number of shares available for grants under the Plan by 735,000 shares;

•	enhanced flexibility of the terms for DERs that may be granted under the Plan and in the types of awards to which DERs may be attached;

•	elimination of potential extension of loans by the Company to participants under the Plan for any purpose; and

•	enhanced flexibility in the timing and types of awards that may be granted under the Plan to non-employee directors.

Federal Income Tax Consequences

      The following is a brief summary of the principal U.S. federal income tax consequences to the Company, based on current federal income tax laws, of the issuance and exercise of awards under the Company’s Incentive Stock Plan. This summary is not intended to be exhaustive.

      If applicable withholding requirements are met, except in the case of ISOs, the Company generally will be entitled to a tax deduction in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. However, Code Section 162(m) contains specific rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million (generally in the year paid). However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by the rules, including (1) establishment of a maximum number of shares with respect to which awards may be granted to any one employee during a specified time period, (2) for all Stock Awards and DERs, inclusion in the grant of performance goals which must be achieved prior to accrual or payment, (3) for all Options, specifying an option price at least equal to the fair market value on the date of grant and making the receipt of accrued DERs not contingent on the exercise of the underlying options, (4) disclosure to, and approval by, the stockholders of certain material terms of the Plan, and (5) certification by the Compensation Committee that the performance goals have been met. Assuming approval by stockholders at the Annual Meeting, the Plan has been designed to permit the Compensation Committee to grant and certify awards which satisfy the requirements of Section 162(m).

      The table below provides information with respect to the Plan since its adoption in 2002 though March 1, 2004.

2002 Redwood Trust, Inc. Incentive Stock Plan Information

Number of Securities	Weighted-average
to Be Issued Upon	Exercise Price of
Exercise of	Outstanding	Number of Securities
Outstanding Options,	Options,	Remaining Available
Warrants, and	Warrants, and	for Future Issuance
Rights*	Rights	Under the Plan

517,928	$36.41	148,626

*	Under the Plan, an additional 1,167 shares of restricted stock and 25,417 of deferred stock units have been awarded.

      The actual number and terms of awards which will be granted in the remainder of 2004 and in future periods is not presently determinable as the Compensation Committee has sole discretion to determine whether to grant awards and the terms thereof.

      The Board of Directors unanimously recommends that the stockholders vote FOR this proposal to approve the amendment to the Incentive Stock Plan.

ITEM 4 — OTHER BUSINESS

      The Board of Directors knows of no other matters that may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their discretion.

STOCKHOLDER PROPOSALS — 2005 ANNUAL MEETING

      Stockholders are entitled to present proposals for action at a forthcoming stockholders’ meeting if they comply with the requirements of the proxy rules and the Company’s Bylaws. Under the proxy rules, any proposals intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2005 must be received at the Company’s offices on or before December 7, 2004 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to such meeting. Pursuant to the Company’s Bylaws, a stockholder must deliver the proposal to the Secretary of the Company at the principal executive office of the Company not less than 60 days nor more than 90 days prior to May 6, 2005. Accordingly, such proposals must be delivered not earlier than February 5, 2005 and not later than March 7, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

HAROLD F. ZAGUNIS
Secretary

Mill Valley, California
April 5, 2004

APPENDIX A

REDWOOD TRUST, INC.

Audit Committee Charter

Organization

      There shall be a committee of the Board of Directors of Redwood Trust, Inc. (Redwood) to be known as the Audit Committee. The Audit Committee shall be comprised entirely of independent directors. An “independent” director is based on the definitions regulated by law or rule of the Securities and Exchange Commission (SEC) or applicable stock exchange. In addition, for this purpose, an “independent” director shall mean a director who does not take part in the management of Redwood and is free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member.

      The membership of the Audit Committee shall consist of no fewer than three independent members of the Board of Directors upon recommendation of the Governance and Nominating Committee. The members shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time.

      All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, be financially literate, and at least one member of the committee shall have accounting or related financial management expertise.

Statement of Policy

      The Audit Committee shall provide assistance to Redwood’s directors and management in fulfilling their responsibility to the stockholders, potential stockholders, and the investment community relating to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, the auditors’ qualifications and independence, the performance of the auditors and internal audit function, and the compliance by Redwood with legal and regulatory matters.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changes in conditions, rules, and regulations and to ensure to the directors and stockholders that the corporate accounting, financial reporting, and control practices of Redwood are in accordance in all material respects with all appropriate requirements. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

      In carrying out its responsibilities, the Audit Committee, to the extent it deems necessary or appropriate, will:

1. Provide an open avenue of communication between the auditors and the Board of Directors.

2. Review and update the Audit Committee’s charter at least annually.

3. Report Audit Committee actions to the Board of Directors with recommendations as may be deemed appropriate.

4. Meet as often as it determines, but not less frequently than quarterly. The Audit Committee may ask members of management or others to attend any meeting and provide pertinent information as necessary. Meetings can be in person or by telephone.

5. Meet with the auditors, the internal auditors (or the personnel responsible for such function), and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately.

6. Conduct an annual self-evaluation of the Audit Committee’s performance.

7. Prepare an Audit Committee Report for inclusion in the annual proxy statement that describes the Audit Committee’s composition and responsibilities and how they were discharged.

8. Retain the auditors to be engaged (in some cases, subject to stockholder ratification), review their performance and terminate auditors (if deemed necessary and appropriate). The auditors shall report directly to the Audit Committee.

9. Obtain and review annually a formal written statement from the auditors describing (i) the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) all relationships between Redwood and the auditors. Discuss with the auditors any disclosed relationships or services that may impact the auditors’ objectivity and independence.

10. Review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the auditors, subject to the de minimus exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

11. Consider, in consultation with the auditors, the audit scope, and the audit plan of the auditors. Review with the auditors the coordination of all audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of all resources.

12. Consider and review with the auditors:

a. The adequacy of Redwood’s internal controls in providing reasonable assurance regarding the effectiveness and efficiency of operations.

b. The reliability of financial reporting and compliance with applicable laws and regulations.

c. Any related significant findings, difficulties and recommendations of the auditors related to their findings during the audit together with management’s responses thereto including any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management.

d. The auditors’ response to detecting or becoming aware of any information that would indicate an illegal act, including fraud, has or may have occurred.

13. Review with management and auditors at the completion of the annual examination:

a. Redwood’s annual financial statements and related footnotes.

b. The auditors’ audit of the financial statements and their report thereon.

c. Any significant changes required in the auditors’ audit plans.

d. Significant findings during the year and management’s response thereto.

e. The adequacy of the disclosure controls and procedures in all Redwood’s filings with the SEC.

f. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards including Auditing Standards No. 61 relating to the conduct of the audit.

14. Review and discuss reports from the auditors on:

a. All critical accounting policies and practices to be used.

b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the auditors.

c. Other material written communication between the auditor and management, such as any management letter or schedule of unadjusted differences.

15. Review with management and auditors the annual and interim financial reports before such reports are filed with the SEC or other regulators including Redwood’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”. Review the earnings release, including any use of “pro forma” or “adjusted” non-GAAP information.

16. Review annually Redwood’s internal audit plan. The plan shall include an assessment of the internal audit requirements, given appropriate consideration to the size and complexity of Redwood. The Audit Committee will engage internal auditors and other personnel for specified internal audit functions, as deemed appropriate.

17. Review with management and the auditors and report to the Board of Directors the effectiveness of Redwood’s internal controls including discussing any significant deficiencies in the design or operation of internal controls which could adversely affect Redwood’s ability to record, process, summarize, and report financial or other data, and identifying any material weaknesses in internal controls along with the steps planned to make necessary improvements. Review disclosures made to the Audit Committee by Redwood’s CEO and CFO during their certification process for SEC filings.

18. Discuss with management and the auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding Redwood’s financial statements or accounting policies.

19. Inquire of management and the auditors about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives as well as off-balance sheet structures (if any) on Redwood’s financial statements, and assess the steps management has taken to minimize such risks to Redwood and steps taken to disclose such information to the public.

20. Review and evaluate the lead partner of the external auditor team. Ensure the rotation of the lead partner as required by law and regulation. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the auditing firm on a regular basis.

21. Pre-approve Redwood’s hiring of employees or former employees of the auditors who have previously participated in any capacity in the audit or other services provided to Redwood.

22. Discuss with Redwood’s corporate counsel legal matters that may have a material impact on Redwood’s financial statements or Redwood’s compliance policies.

23. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to independently retain counsel, accountants, or others to assist it in the conduct of any investigation or for any other reason deemed necessary and appropriate. Redwood shall provide funding for all services performed by auditors and other advisors at the request of the Audit Committee.

24. Establish procedures for the confidential, anonymous submission by employees to the designee of the Audit Committee concerns regarding questionable accounting or auditing matters that may affect the integrity of Redwood’s disclosures, financial reporting, accounting processes, compliance, or any other area. Ensure the confidential and anonymous nature of the communication process to all employees at

Redwood. Further establish procedures for the receipt, retention, and treatment of complaints and concerns received regarding accounting, internal controls, auditing, or regulatory matters.

25. Delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, review of interim financial statements and press releases prior to filing, provided that decisions of such subcommittee shall be presented to the full Audit Committee at its next meeting.

26. The Committee will perform such other functions as assigned by law, any applicable exchange rules and regulations, the SEC’s or applicable stock exchange’s rules and regulations, Redwood’s charter or bylaws, or the Board of Directors.

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or establish internal controls or to determine that Redwood’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the auditors.

APPENDIX B

REDWOOD TRUST, INC.

Compensation Committee Charter

I.	Purpose

      The purpose of the Compensation Committee of Redwood Trust (the “Committee”) is to: discharge the responsibilities of the Board of Directors of Redwood Trust (the “Board”) relating to compensation of Redwood Trust’s executives.

II.	Duties and Responsibilities

      In addition to the other duties and responsibilities listed in this charter, the duties and responsibilities of the Committee include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of Redwood Trust’s Named Executive Officers (NEOs), evaluating their performance in light of those goals and objectives, and having authority (as delegated by the Board) to determine the compensation of the NEOs based on this evaluation.

•	Supervising the Company’s administration of its incentive compensation plans, equity-based plans, and benefit plans. This includes, among other things, interpreting, modifying, and amending such plans and related agreements, and approving coverage and awards thereunder individually for the NEOs and for all other participants in aggregate.

•	Producing a Compensation committee Report on executive compensation as required by the Securities and Exchange Commission (the “SEC”) to be included in Redwood Trust’s annual proxy statement or annual report on Form 10-K filed with the SEC.

      In determining the long-term component of NEO compensation, the Committee should consider Redwood Trust’s performance and relative stockholder return, as well as the value of similar incentive awards to comparable positions at comparable companies. The Committee is not precluded from approving awards (with or without ratification of the Board) as may be required to comply with applicable tax laws (i.e., Rule 162(m)). The Committee may also consider such factors as it deems appropriate under the circumstances, such as maintaining competitiveness, employment retention, and achieving other business and operating objectives, both long and short-term.

III.	Composition and Qualifications

      The Committee shall be composed of not less than three Board members, with the exact number to be determined by the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote.

      Each member of the Committee shall be (i) “independent” as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder,

IV.	Annual Performance Evaluation

      The Committee shall evaluate its own performance annually and report such evaluation to the Board. The Committee shall also review and approve goals and objectives for the Office of the President (OOP), evaluate the performance of OOP members each year in light of these goals and objectives, and set the compensation of OOP members based on such evaluations.

V.	Committee Member Appointment and Removal

      Committee member appointment and removal shall follow Redwood’s Corporate Governance Standards.

VI.	Committee Structure and Operations

      The Committee adopts a compensation philosophy to provide guidance and foundation to the compensation process. The Committee then selects outside compensation experts to conduct periodic market surveys and make recommendations consistent with the adopted philosophy.

      The role of the Committee involves a set of regular approval processes (which in case of paragraphs A, B, and D below, shall occur on an annual basis):

     A. Salary Ranges and Annual Adjustments

      1. Establish salary ranges for the NEOs based on market data and/or on recommendations from third-party compensation consultants.

      2. Establish salary level for the (OOP).

      3. Review and approve the OOP’s recommendations for salary adjustments for other NEOs.

      4. Review additional information as requested by the Committee.

     B. Long-Term Incentives, Bonus Plans, Criteria and Awards

      1. Review and approve annual and long-term incentive plans and the corresponding award/grant structure for all NEOs.

      2. Determine annual performance criteria under the annual incentive plan and approve long-term incentive grants for the NEOs.

      3. Determine annual performance criteria for awarding annual incentives and approve long-term incentive grants for all officers subject to Section 16 of the Securities Exchange Act of 1934.

      4. Approve aggregate long-term incentive grants and awards, and aggregate annual incentive awards for all employees below the NEOs.

     C. Employment Contracts

      1. Review and approve contract terms for the NEOs, including any severance benefits.

     D. Other

      1. Review regulatory and market trends.

      2. Review Committee charter.

      The Committee shall take such other action with respect to compensation matters as may be delegated from time to time by the Board.

      The Committee may form and delegate authority to subcommittees when appropriate.

VII.	Reporting to the Board

      The Committee shall make regular reports to the Board. The Committee shall make additional reports to the Board as the Board requests.

VIII.	Compensation Consultants

      If a compensation consultant is to assist in the evaluation of NEO compensation, the Committee is to have sole authority to retain and terminate the consulting firm, including sole authority to approve the consulting firm’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

IX.	Disclosure of Charter

      This charter will be made available at Redwood Trust’s website at http://www.redwoodtrust.com.

APPENDIX C

REDWOOD TRUST, INC.

Governance and Nominating Committee Charter

Purpose

      The Governance and Nominating Committee considers and develops governance principles for the Company and establishes the requirements and qualifications for members of the Board. In consultation with the Chairman, the committee recommends candidates for election to the Company’s Board of Directors.

Composition of the Committee

      The Governance and Nominating Committee is comprised entirely of Independent Directors. An Independent Director shall be independent as defined by law or rule of the Securities Exchange Commission and applicable stock exchanges. Additionally, an Independent Director shall not be an employee of the company and shall be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as a Board or Committee member.

Committee Members Appointment and Removal

      The members of the Governance and Nominating Committee shall be appointed by the Board, based upon the recommendations of the Governance and Nominating Committee, and shall serve for such term or terms as the Board may determine and until their qualified successors are appointed.

Responsibilities and Duties

      In carrying out the purpose set forth herein, the Governance and Nominating Committee shall:

(1)	In consultation with the CEO, identify and review candidates for the Board of Directors and recommend to the full Board candidates for election to the Board.

(2)	Evaluate Board performance and, from time to time, review the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.

(3)	In conjunction with the Compensation Committee, develop a compensation plan for Directors for adoption by the Board and periodically review and recommend modifications to the plan as appropriate.

(4)	Propose a statement of corporate governance policies for adoption by the Board and periodically review and recommend modifications to the policies as appropriate.

(5)	Have full access to the Company’s executives as necessary to carry out its responsibilities.

(6)	Retain any outside resources, including a search firm, appropriate to identify director candidates.

(7)	Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law as the Committee or Board deems necessary or appropriate.

(8)	Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

(9)	Report to the Board on the major items covered at each Committee meeting.

(10)	Conduct an annual self-evaluation of the Committee’s performance.

C-1

Committee Meetings

      The Governance and Nominating Committee meets periodically as necessary to act upon any matter within its jurisdiction. A majority of the total number of members of the committee constitutes a quorum at all Committee meetings. A majority of the members of the Committee is empowered to act on behalf of the Committee. Minutes are kept of each meeting of the Committee.

C-2

[ ]	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR Class I Nominees to Board of Directors.

	For All	Withhold All	For All Except*

01 — Richard D. Baum	[ ]	[ ]	[ ]
02 — Mariann Byerwalter	[ ]	[ ]	[ ]
03 — David L. Tyler	[ ]	[ ]	[ ]

*If you marked the “For All Except” box above and wish to withhold the authority to vote for any individual nominee(s), write the nominee(s) name(s) here.

B Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	Ratification of PriceWaterhouseCoopers LLP as Independent Auditors of Redwood Trust, Inc. for the fiscal year ending December 31, 2004.	[ ]	[ ]	[ ]

3.	To approve amendment of the 2002 Redwood Trust, Inc. Incentive Stock Plan	[ ]	[ ]	[ ]

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy — Redwood Trust

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2004

THE UNDERSIGNED HEREBY APPOINTS DOUGLAS B. HANSEN, HAROLD F. ZAGUNIS, AND DEBBIE PASHILK, AND EACH OF THEM SINGLY, AS PROXIES WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF REDWOOD TRUST, INC. WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA ON MAY 6, 2004, AT 11:00 A.M. LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

BY SIGNING AND DATING THE REVERSE OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE “FOR” EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF REDWOOD TRUST, INC. IN A FIDUCIARY, CUSTODIAL OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

[ ]	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR Class I Nominees to Board of Directors.

	For All	Withhold All	For All Except*

01 — Richard D. Baum	[ ]	[ ]	[ ]
02 — Mariann Byerwalter	[ ]	[ ]	[ ]
03 — David L. Tyler	[ ]	[ ]	[ ]

*If you marked the “For All Except” box above and wish to withhold the authority to vote for any individual nominee(s), write the nominee(s) name(s) here.

B Issues

     The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	Ratification of PriceWaterhouseCoopers LLP as Independent Auditors of Redwood Trust, Inc. for the fiscal year ending December 31, 2004.	[ ]	[ ]	[ ]

3.	To approve amendment of the 2002 Redwood Trust, Inc. Incentive Stock Plan	[ ]	[ ]	[ ]

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy — Redwood Trust

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2004

THE UNDERSIGNED HEREBY APPOINTS DOUGLAS B. HANSEN, HAROLD F. ZAGUNIS, AND DEBBIE PASHILK, AND EACH OF THEM SINGLY, AS PROXIES WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF REDWOOD TRUST, INC. WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA ON MAY 6, 2004, AT 11:00 A.M. LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

BY SIGNING AND DATING THE REVERSE OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE “FOR” EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF REDWOOD TRUST, INC. IN A FIDUCIARY, CUSTODIAL OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 6, 2004. THANK YOU FOR VOTING